As filed with the Securities and Exchange Commission on November 6, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYNTHEMED, INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1745197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Middlesex Essex Turnpike Iselin, New Jersey	08830
(Address of Principal Executive Offices)	(Zip Code)

200 Middlesex Essex Turnpike
Iselin, New Jersey 08830
(732) 404-1117
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Robert P. Hickey, President
200 Middlesex Essex Turnpike
Iselin, New Jersey 08830
(732) 404-1117
(Address, including zip code, and telephone number,
including area code, of agent for service)

Please send copies of all communications to:
Keith Moskowitz, Esq.
Eilenberg Krause & Paul LLP
11 East 44th Street
New York, New York 10017
(212) 986-9700

Approximate date of commencement of proposed sale to the public: From time to time, following the effective date of this registration statement and the filing of one or more supplemental prospectuses.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Total			$20,000,000	$614.00 (3)

NOTES TO FEE TABLE:
(1)
This registration statement covers offers, sales and distributions of an indeterminate number or aggregate principal amount of the registered securities which the registrant may from time to time issue at indeterminate prices. The aggregate maximum offering price of all securities covered by this registration statement will not exceed $20,000,000 or if the registrant issues any debt securities at an original issuance discount, such greater amount as shall result in proceeds of $20,000,000 to the registrant. The securities covered by this registration statement may be sold separately or as units with other classes of the registered securities. The securities covered by this registration statment also include such indeterminate numbers of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)
The registrant will determine the proposed maximum offering price per unit and the proposed maximum aggregate offering price per class from time to time in connection with the issuance of the registered securities. The proposed maximum aggregate offering price for each class is omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated November 5, 2007
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SYNTHEMED, INC.

$20,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer under this prospectus from time to time, at prices and on terms to be determined by market conditions at the time we make the offer, up to an aggregate of $20,000,000 of our:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase common or preferred stock, or debt securities; or

•	any combination of the above, separately or as units.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and the prospectus supplement related to the offering of the securities.

        Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol SYMD. On November 2, 2007, the closing price of our common stock was $0.65 per share.

        Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        If we sell securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement.

The date of this prospectus is ________________

PROSPECTUS SUMMARY

This is a summary of our business and this offering. For a more complete understanding of our business and this offering, you should read the entire prospectus and the documents incorporated by reference.

Company Overview

We are a biomaterials company engaged in the development and commercialization of innovative and cost-effective medical devices for therapeutic applications. Products under development, all of which are based on our licensed proprietary, bioresorbable polymer technology, are primarily surgical implants designed to prevent or reduce the formation of adhesions (scar tissue) following a broad range of surgical procedures. Our commercialization efforts are currently focused on our lead product, REPEL-CV® Adhesion Barrier, for use in cardiac surgery. REPEL-CV® is a bioresorbable film designed to be placed over the surface of the heart at the conclusion of surgery to reduce the formation of post-operative adhesions (scar tissue).

In September 2006, we reported positive efficacy results from the multi-center, randomized, masked pivotal clinical trial of REPEL-CV in neonatal patients who underwent staged, open-heart surgical procedures. The pivotal trial was conducted at 15 pediatric cardiac surgery centers throughout the United States, and enrolled 144 neonatal patients who had undergone staged, open-heart surgical procedures. In this trial, surgeons used a four point grading system to determine the extent and severity of adhesions in the patients. Over 70% of the REPEL-CV treated patients were completely free of clinically-significant adhesions, the most severe grade of adhesions measured, as compared to less than 30% in the control patients, with a p value < 0.0001. In the primary clinical endpoint assessment, the mean extent of clinically-significant adhesions in the control patients was 2.5 times greater than in the REPEL-CV patients, with a p value = 0.0005. We have incorporated the results of this trial into the Premarket Approval (“PMA”) submission documentation for the United States Food and Drug Administration (“FDA”) as a basis for obtaining approval to market REPEL-CV in the United States for use in all cardiothoracic surgical procedures. Our PMA submission was formally accepted for review by the FDA in March 2007.

In September 2007, we reported that the Circulatory System Devices Advisory Panel of the FDA recommended approval of REPEL-CV Adhesion Barrier for use in pediatric patients (21 and younger) who are likely to need secondary open heart surgery. The panel also recommended the development of additional safety data as a basis for expanding the indicated use to include adult patients. We are maintaining a dialogue with the FDA which we are hopeful will lead to approval of the PMA for the pediatric indication by the end of this year as well as clarification of the additional data requirements to support approval of the PMA for use in adults. The timing and scope of any FDA approval of the PMA, as well as the nature and extent of additional data required to expand any approved indication, will materially impact our plan of operations during the next twelve months.

In June 2006, we announced the successful completion of a multi-center clinical study for REPEL-CV involving several leading cardiac surgery centers in Europe. At the point of the second surgical procedure, 13 of the 15 patients in the study were free of clinically-significant adhesions representing a significant improvement over the typical experience among patients who have undergone secondary open heart procedures. In August, 2006 we received the CE Mark approval to market REPEL-CV for use in cardiac surgery within the European Union (EU) and in other international markets. In September 2006, we launched REPEL-CV for sale in the EU and certain southeast Asian markets through a network of independent distributors, all of whom are experienced at selling devices and medical equipment to cardiac surgeons.

In anticipation of the above-referenced PMA approval, we are assessing product opportunities outside of cardiac surgery in which we can leverage our polymer film technology through other surgical product applications. Our initial focus is on the possible marketing of bioresorbable film-based products for use in spine and ENT surgical procedures

Our bioresorbable polymer technology is based on a proprietary group of polymers. We believe that these polymers display desirable properties, which enable them to be tailored to a wide variety of applications. These properties include bioresorbability, flexibility, strength and biocompatibility. Potential applications for products derived from these polymers are in medical areas such as the prevention of post-operative adhesions, sutures, stents, implantable device coatings and drug delivery.

Our address is 200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey 08830 and our telephone number is (732) 404-1117. We maintain a web site at www.synthemed.com. The information on our web site is not, and you must not consider such information to be, a part of this prospectus.

The Offering

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any information we provide in a prospectus supplement is inconsistent with information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Information by Reference” and “Where You Can Find More Information.”

RISK FACTORS

        Investing in our securities involves risks which you should consider carefully. We have set forth below risk factors related specifically to this offering. For risks related to our business operations, see “Risk Factors” in our annual report on Form 10-KSB for the year ended December 31, 2006 and all subsequent reports that we file with the Securities and Exchange Commission (“SEC”) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. We have incorporated those reports by reference into this prospectus. See “Incorporation of Information by Reference” and “Where You Can Find More Information” below.

Risks Related to the Offering

We expect to sell additional equity securities, which will cause dilution.

        We expect to sell more equity securities in the future to obtain operating funds. We may sell these securities at a discount to the market price. Any future sales of equity will dilute the holdings of existing stockholders, possibly reducing the value of their investment.

Investors in this offering may suffer immediate dilution.

        As of September 30, 2007, we had a net tangible book value of approximately $3.3 million which yields a net tangible book value of approximately $0.04 per share of common stock, assuming no exercise of any warrants or options. The net tangible book value per share is less than the market price per share as of November 2, 2007. If you pay more than the net tangible book value per share for stock in this offering, you will suffer immediate dilution.

If holders of our outstanding stock options and warrants exercise such securities, the value of your shares may decrease.

As of November 2, 2007, we have reserved an aggregate of 14,879,000 shares of common stock for issuance upon exercise of outstanding stock options and warrants as follows:

•	1,475,000 shares issuable on the exercise of warrants, at an exercise price of $.60 per share, and expiring on April 3, 2010;

•	210,000 shares issuable upon the exercise of warrants, at an exercise price of $1.10 per share, and expiring on August 13, 2011; and

•
13,194,000 shares issuable on the exercise of stock options (including 405,000 shares underlying stock options subject to performance-based vesting), at exercise prices ranging from $0.09 to $2.00 per share, and expiring through May, 15, 2017.

If the holders exercise those securities, or similar equity-based instruments we may issue in the future, you may experience dilution in the net tangible book value of your common stock. In addition, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price. We have registered or agreed to register for resale all of the underlying shares listed above. Holders of registered underlying shares are entitled to resell the shares immediately upon issuance, potentially resulting in downward pressure on our stock.

We will have broad discretion over the use of the proceeds of this offering and may not realize a return.

 We will have considerable discretion in the application of the net proceeds of this offering. We have not determined the amount of net proceeds that we will apply to various corporate purposes, including potential acquisitions. We may use the net proceeds for purposes that do not yield a significant return, if any, for our stockholders.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus and any prospectus supplement contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements which are not strictly statements of historical fact constitute forward-looking statements. These include, without limitation, statements regarding future cash requirements, financial performance, pending or proposed clinical trials, the timing or ability to achieve necessary regulatory approvals and the scope of any such approvals and timing of market launch and anticipated market size for REPEL-CV and any other products in the United States and other markets. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of our company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to (i) potential adverse developments regarding our efforts to obtain required FDA and other approvals; (ii) potential inability to secure funding as and when needed to support our activities and (iii) unanticipated delays and other problems associated with manufacturing and marketing activities and product performance. These and other risks are described in greater detail in the documents that we incorporate by reference in this prospectus. You should consider these risks and the other cautionary statements made in this prospectus, any prospectus supplement or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. You are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at the time and which speak only as of the date made. While we may elect to update or revise any forward-looking statements, we do not assume, and we expressly disclaim, any obligation to do so, whether as a result of new information, future events or otherwise.

INCORPORATION OF INFORMATION BY REFERENCE

 The SEC allows us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus; however, to the extent that there are any inconsistencies between information presented in this prospectus and information contained in incorporated documents filed with the SEC before the date of this prospectus, the information in this prospectus shall be deemed to supersede the earlier information. Any information we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the documents listed below and any documents that we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to completion of the offering covered by this prospectus:

•	our Annual Report on Form 10-KSB for the year ended December 31, 2006, filed by us on March 12, 2007;

•
our Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2007 (filed by us on April 27, 2007), June 30, 2007 (filed by us on August 14, 2007) and September 30, 2007 (filed by us on November 5, 2007) ; and

•	our Current Reports on Form 8-K filed by us on May 4, 2007, June 20, 2007 and September 18, 2007.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests may be made orally or in writing to the attention of Corporate Secretary, SyntheMed, Inc., 200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey 08830, telephone (732) 404-1117.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, registration statements and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F St. NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. You can find information about us on our website at http://www.synthemed.com. Information found on our website is not part of this prospectus.

USE OF PROCEEDS

 Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities under this prospectus for general corporate purposes including expenses associated with the anticipated US market launch of REPEL-CV® Adhesion Barrier, research and development expenses for new product opportunities including potential applications of our polymer film technology in spine and ENT surgery and costs related to post-approval clinical trials for REPEL-CV®.  From time to time, we may evaluate the possibility of acquiring businesses, products and technologies, and we may use a portion of the proceeds as consideration for acquisitions. Until we use net proceeds for these purposes, we may invest them in interest-bearing securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained below, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. The terms of the securities offered under and described in any prospectus supplement may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

Common Stock

        We are authorized to issue up to 150,000,000 shares of common stock, par value $0.001 per share. As of November 2, 2007, 87,499,108 shares of our common stock were outstanding, and a maximum of 14,879,000 shares of common stock were issuable on exercise of outstanding options and warrants (including options subject to performance-based vesting). For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement of which this prospectus forms a part. The terms of our common stock may also be affected by Delaware law.

For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the stockholder’s name. Our common stock does not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock have the right to participate ratably in all distributions, whether of dividends or assets in liquidation, dissolution or winding up, subject to any superior rights of holders of preferred stock outstanding at the time. Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer the stockholder’s shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

        Transfer Agent and Registrar. American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Their address is 59 Maiden Lane, Plaza Level, New York, New York 10038 and their telephone number is (800) 937-5449.

Preferred Stock

        We are authorized to issue up to 5,000,000 shares of preferred stock. As of November 5, 2007, no shares of our preferred stock were outstanding. For the complete terms of our preferred stock, please refer to our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement of which this prospectus forms a part, as well as the terms of the certificate of designations for each series of preferred stock we may issue. The terms of our preferred stock may also be affected by Delaware law.

        The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series preferred stock, and a prospectus supplement will specify these terms for each series offered:

•	the number of shares constituting the series and the distinctive designation of the series;

•	dividend rates, whether dividends are cumulative, and, if so, from what date and the relative rights of priority of payment of dividends;

•	voting rights and the terms of the voting rights;

•	conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

•
redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

•	sinking fund provisions for the redemption or purchase of shares;

•	rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

•	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

        Dividends on outstanding shares of preferred stock will be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

        If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

        Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and non-assessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

        We have previously issued preferred stock in three series, designated Series A Convertible Preferred Stock (“Series A”), Series B Convertible Preferred Stock (“Series B”) and Series C Convertible Preferred Stock (“Series C”). All of the issued shares of Series A, issued in 2000, Series B, issued in 2002, and Series C, issued in 2003, have been retired upon conversion into common stock and are no longer outstanding.

Debt Securities

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

        Any debt securities that we issue will be issued under an indenture, which we will enter into with a trustee to be named in the indenture. Any indenture will be qualified under the Trust Indenture Act of 1939. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part. The descriptions of the material terms and provisions of the debt securities and indenture contained in this prospectus, and that we may include in any prospectus supplement, are subject to, and are qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities.

        We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;

•	events of default;

•	whether we and/or the debenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	descriptions of the debenture trustee and paying agent, and the method of payments; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Warrants

        The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus.

        General. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

        Exercise of Warrants. Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants (cashless exercise).

Enforceability of Rights by Holders of Warrants. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

The provisions of Delaware law and of our Restated Certificate of Incorporation and By-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests.

Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

Limitation of Liability; Indemnification. Our charter contains provisions permitted under the General Corporation Law of the State of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty as a director, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter and by-laws contain provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us.

Other provisions that the Company has adopted that can be viewed as having an “anti-takeover” effect include blank check preferred stock, elimination of the ability of stockholders to call a special meeting and a super-majority voting requirement for director-adopted amendments to the By-laws.

Special Meeting of Stockholders. Our By-laws provide that special meetings of our stockholders may be called only by our board of directors.

By-law Amendments. Our By-laws may be amended by stockholders or the board of directors. Amendments made by the board of directors require the affirmative vote of members constituting two-thirds of the entire board of directors.

Preferred Stock Issuances. Our Restated Certificate of Incorporation provides that, without stockholder approval, we can issue up to 5,000,000 shares of preferred stock with rights and preferences determined by our board of directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of corporations such as our company to indemnify any such person.

Our Restated Certificate of Incorporation provides generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law and permits indemnification for all other persons whom we are empowered to indemnify. Our By-Laws permit us to indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person, including officers and directors, with regard to any action or proceeding.

We have entered into indemnification agreements with our directors and officers. The agreements provide that we will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of our company other than an action initiated by a director of officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by our stockholders, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless our board of directors, stockholders or independent legal counsel determines that the relevant standard has not been met. If a change of control of our company has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the board of directors or the stockholders make such determination.

Our Restated Certificate of Incorporation eliminates in certain circumstances the liability of directors of our company for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to our company or our stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

        We may sell securities under this prospectus in public offerings:

•	through one or more underwriters or dealers;

•	through other agents; or

•	directly to investors.

        We may price the securities we sell under this prospectus:

•	at a fixed public offering price or prices, which we may change from time to time;

•	at market prices prevailing at the times of sale;

•	at prices calculated by a formula based on prevailing market prices;

•	at negotiated prices; or

•	in a combination of any of the above pricing methods.

If we use underwriters for an offering, they will acquire securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. Only underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

        We may also sell securities directly or through agents. We will name any agent involved in an offering and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agents will act on a best-efforts basis.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Underwriters or agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may also use underwriters or agents with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement.

        An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

        All securities we offer, other than common stock, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Eilenberg Krause & Paul LLP, New York, New York. As of the date of this prospectus, certain members of Eilenberg Krause & Paul LLP hold shares of our common stock, which in the aggregate, equal less than one percent of the total issued and outstanding shares of our common stock.

EXPERTS

The financial statements for the years ended December 31, 2006 and 2005 incorporated by reference in this prospectus have been audited by Eisner LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report thereon, which report included explanatory paragraphs concerning an uncertainty about our company's ability to continue as a going concern and the change in method of accounting for stock-based compensation. Such financial statements have been incorporated by reference in this prospectus and registration statement in reliance upon the report of Eisner LLP included in the annual report on Form 10-KSB, which is also incorporated by reference herein, and upon the authority of such firm as experts in auditing and accounting.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

$20,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

SyntheMed, Inc.

The date of this prospectus is ___________

PROSPECTUS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        We will bear all expenses incurred in connection with the registration of the shares offered in this registration statement under the Securities Act of 1933 and qualification or exemption of the registered shares under state securities laws. This does not include expenses related to offerings of particular securities. Each prospectus supplement will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$614
Legal fees and expenses*	15,000
Accountants fees and expenses*	5,000
Miscellaneous*	3,386

TOTAL*	$24,000
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Registrant's Restated Certificate of Incorporation eliminates in certain circumstances the liability of directors of the Registrant for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit. These provisions will not alter the liability of directors under federal securities laws. The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such person.

ITEM 16. EXHIBITS

The following exhibits are filed with this registration statement:

No.	Description

1.1	Underwriting agreement.*

3.1
Restated certificate of incorporation, filed December 26, 1991. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Reg. No. 33-94008) declared effective on September 22, 1992.

3.1(a)
Amendment to Restated Certificate of Incorporation, dated August 21, 1992. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Reg. No. 33-94008) declared effective on September 22, 1992.

3.1(b)
Amendment to Restated Certificate of Incorporation, dated April 22, 2005. Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the SEC on March 12, 2007.

3.1(c)
Amendment to Restated Certificate of Incorporation, dated April 27, 2006. Incorporated by reference to the Registrant’s Report on Form 10-QSB for the quarter ended March 31, 2006, filed with the SEC on May 11, 2006.

3.2	Article II of Bylaws. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Reg. No. 33-94008) declared effective on September 22, 1992.

4.1	Form of securities purchase agreement.*

4.2	Certificate of designation of preferred stock and specimen preferred stock certificate.*

4.3	Form of debt indenture.**

4.4	Form of note.*

4.5	Form of warrant agreement and warrant certificate.*

5. 1	Opinion of Eilenberg Krause & Paul LLP, counsel to the registrant, re legality.**

23.1	Consent of Eilenberg Krause & Paul LLP, included in Exhibit 5.1.**

23.2	Consent of Eisner LLP, independent registered public accounting firm.**

24.1	Power of attorney, included in the signature page of this registration statement.**

25.1	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939.***
_______________
* To be filed by amendment, or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

** Filed with this registration statement.

*** To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in to the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection(a) of section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Iselin, New Jersey, on November 5, 2007.

SYNTHEMED, INC.

Date: November 5, 2007	By:	/s/ Robert P. Hickey
Robert P. Hickey, President, CEO and CFO

POWER OF ATTORNEY

The officers and directors of SyntheMed, Inc., whose signatures appear below, hereby constitute and appoint Robert P. Hickey and Richard L. Franklin, their true and lawful attorney and agent, with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of SyntheMed, Inc. on Form S-3, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended. Each of the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert P. Hickey	President, Chief Executive Officer and Chief Financial Officer and Director (principal executive, financial and accounting officer)	November 5, 2007

/s/ Richard L. Franklin, MD	Chairman of the Board and Director	November 5, 2007

/s/ David GP Allan	Director	November 5, 2007

/s/ Barry Frankel	Director	November 5, 2007

/s/ Joerg Gruber	Director	November 5, 2007

/s/ Walter C. Maupay, Jr.	Director	November 5, 2007

EXHIBIT INDEX

No.	Description

1.1	Underwriting agreement.*

3.1
Restated certificate of incorporation, filed December 26, 1991. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Reg. No. 33-94008) declared effective on September 22, 1992.

3.1(a)
Amendment to Restated Certificate of Incorporation, dated August 21, 1992. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Reg. No. 33-94008) declared effective on September 22, 1992.

3.1(b)
Amendment to Restated Certificate of Incorporation, dated April 22, 2005. Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the SEC on March 12, 2007.

3.1(c)
Amendment to Restated Certificate of Incorporation, dated April 27, 2006. Incorporated by reference to the Registrant’s Report on Form 10-QSB for the quarter ended March 31, 2006, filed with the SEC on May 11, 2006.

3.2	Article II of Bylaws. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Reg. No. 33-94008) declared effective on September 22, 1992.

4.1	Form of securities purchase agreement.*

4.2	Certificate of designation of preferred stock and specimen preferred stock certificate.*

4.3	Form of debt indenture.**

4.4	Form of note.*

4.5	Form of warrant agreement and warrant certificate.*

5. 1	Opinion of Eilenberg Krause & Paul LLP, counsel to the registrant, re legality.**

23.1	Consent of Eilenberg Krause & Paul LLP, included in Exhibit 5.1.**

23.2	Consent of Eisner LLP, independent registered public accounting firm.**

24.1	Power of attorney, included in the signature page of this registration statement.**

25.1	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939.***
_______________
* To be filed by amendment, or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

** Filed with this registration statement.

*** To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.